                                                                    EXHIBIT 99.1


                                     PROXY

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

 Proxy for the Special Meeting of Shareholders to be Held _____________, 1999


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Randall M. Paulson as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the undersigned's Shares of Common Stock in the Company at the Special Meeting of Shareholders to be held at Transcontinental Realty Investors, Inc., 10670 North Central Expressway, Suite 300, Dallas, Texas at 11:00 in the morning on ____________, 1999 and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as designated on the reverse side.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying proxy statement.

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SEE REVERSE                                                        SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
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    Please mark
[X] votes as in
    this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE "FOR" THE MERGER AT THE SPECIAL MEETING.

The attorney-in-fact and proxy
shall vote the undersigned shares
as specified thereon or, where no
choice is indicated, the under-          1. Approving the Merger as described in
signed's vote will be cast FOR              the accompanying proxy statement.
                           ---
each of the matters hereon.                   FOR   AGAINST   ABSTAIN
                                              [ ]     [ ]        [ ]

                                         2. In their judgment upon such other
                                            matters as may properly come before
NOTE: PLEASE COMPLETE, SIGN AND             the meeting, including any proposal
DATE THIS PROXY AND MAIL TO US              to adjourn or postpone such meeting.
PROMPTLY IN THE ACCOMPANYING
POSTAGE-PAID ENVELOPE OR SEND               THE FAILURE OF THE COMPANY SHARE-
THE PROXY CARD VIA FACSIMILE TO,            HOLDERS TO APPROVE THE MERGER WILL
(718) 236-4588                              RESULT IN THE MERGER NOT OCCURRING.
----------------------------,
ATTENTION: RANDALL M. PAULSON               MARK HERE FOR ADDRESS     [ ]
                                            CHANGE AND NOTE AT LEFT

                                            Please sign exactly as name appears
                                            hereon and date. Where shares are
                                            held jointly, both holders should
                                            sign. When signing as attorney,
                                            executor, administrator, trustee
                                            or guardian, please sign full title
                                            as such.


Signature________________ Date _____ Signature ________________ Date ______